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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Centennial HealthCare Corporation
Atlanta, Georgia


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 7, 1996, except for Note 18, which is as of August 18, 1996 relating to the consolidated financial statements of Centennial HealthCare Corporation (formerly WelCare
International, Inc.), which is contained in that Prospectus.

     We also consent to the reference to us under the captions "Selected Consolidated Financial Data" and "Experts" in the Prospectus.


                                                /s/BDO SEIDMAN, LLP


                                                BDO SEIDMAN, LLP




Atlanta, Georgia
May 27, 1997